EXHIBIT 99.1

INSTRUCTIONS FOR USE OF CRITICAL PATH

SUBSCRIPTION RIGHTS CERTIFICATES

Consult Critical Path, Your Bank or Broker as to Any Questions

      The following instructions relate to a rights offering (the “Rights Offering”) by Critical Path, Inc., a California corporation (the “Company”), to the holders of record (“Record Holders”) of its Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on [RECORD DATE] (the “Record Date”), as described in the Company’s Prospectus dated                     , 2004 (the “Prospectus”). Record Holders on the Record Date are receiving subscription rights (the “Rights”) to subscribe for and purchase shares of the Company’s Series E Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

      Record Holders of our Common Stock will receive      Rights for every      shares of Common Stock held on the Record Date rounded down to the nearest whole number.

      The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on                     , 2004, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Time”). The Company may, in its sole discretion, terminate the Rights Offering at any time prior to the Expiration Time. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by Computershare Trust Company (the “Subscription Agent”) after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. The Rights will be evidenced by transferable Rights certificates (the “Subscription Rights Certificates”).

      Each Right will entitle its holder, or its transferee, to subscribe for one share of Series E Preferred Stock (the “Basic Subscription Right”). The subscription price (the “Subscription Price”) for the Series E Preferred Stock is $1.50 per share.

      In addition, each holder of Rights who exercises his/her Basic Subscription Right in full will be eligible to subscribe (the “Over-Subscription Right”) at the same cash price of $1.50 per share for shares of the Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the “Excess Shares”), subject to availability and pro ration as described below.

      Each holder of Rights may only exercise his/her Over-Subscription Right if he/she exercised his/her Basic Subscription Right in full and other holders of subscription Rights do not exercise their Basic Subscription Right in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Right, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Rights. “Pro rata” means in proportion to the amount of over-subscription price tendered by each person seeking to oversubscribe as of the Expiration Time of the offering. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than he/she subscribed for under his/her Over-Subscription Right, then the Company will allocate to him/her only the number of Excess Shares for which he or she subscribed. The Company will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Rights. See “The Rights Offering — Subscription Rights” in the Prospectus.

      The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

      YOUR SUBSCRIPTION RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                          , 2004. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

1.	METHOD OF SUBSCRIPTION — EXERCISE OF RIGHTS

      To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each share of Series E Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on [                    ], 2004. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Series E Preferred Stock being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Computershare Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at Keybank ABA No. 307070267, further credit to account no. 85-02961 ATTN: Computershare Trust Company Escrow Account (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds.

      The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail:

Computershare Trust Company

P.O. Box 1596
Denver, Colorado
80201-1596

By Hand or Overnight Courier:

Computershare Trust Company

350 Indiana Street, Suite 800
Golden, Colorado
80401

Telephone Number for Confirmation: (303) 262-0600 Ext. 4732

Delivery to an address other than that above does not constitute valid delivery.

      Questions may be answered by, and additional copies of relevant documents may be obtained by contacting Georgeson Shareholder Communications Inc., our Information Agent:

Georgeson Shareholder Communications Inc.

17 State Street, 10th floor
New York, NY 10004

Banks and Brokerage Firms please call:(212) 440-9000

Shareholders please call toll-free:(800) 843-1451

      By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by you, the number of Series E Preferred Stock being subscribed for pursuant to your Basic Subscription Right and the number of Series E Preferred Stock, if any, being subscribed for pursuant to the Over-Subscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No.: (303) 262-0606. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, set forth above.

      Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Rights that have been exercised and the number of Series E Preferred Stock that are being subscribed for pursuant to the Over-Subscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Right than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Right in proportion to the amount of Over-Subscription price tendered by each person seeking to oversubscribe as of the Expiration Time of the Rights Offering.

      If the aggregate Subscription Price paid by you is insufficient to purchase the number of Series E Preferred Stock subscribed for, or if no number of Series E Preferred Stock to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Right to purchase Series E Preferred Stock to the full extent of the payment tendered.

      If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Series E Preferred Stock for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-Subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, that number of Series E

Preferred Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.	ISSUANCE OF SERIES E PREFERRED STOCK

      The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.

(a) Basic Subscription Right. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Series E Preferred Stock purchased pursuant to the Basic Subscription Right. See “The Rights Offering — Subscription Rights — Basic Subscription Right” in the Prospectus.

(b) Over-Subscription Right. As soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Right certificates representing the number of shares of Series E Preferred Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Right. See “The Rights Offering — Subscription Rights — Over-Subscription Right” in the Prospectus.

(c) Excess Cash Payments. As soon as practicable after the Expiration Time and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Right.

3.	SALE OR TRANSFER OF RIGHTS

      (a) Sale of Rights Through a Bank or Broker or Broker. To sell all Rights evidenced by a Subscription Rights Certificate through your bank or broker, sign Form 2 of your Subscription Rights Certificate leaving the rest of the Form blank (your broker will add the buyer’s name later). You must have your signature on Form 2 guaranteed in Form 5 by an Eligible Institution and deliver your Subscription Rights Certificate and the accompanying envelope to your bank or broker. Your Subscription Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Rights Certificate as the absolute owner of all of the Rights evidenced by such Subscription Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Rights Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by the following the instructions in Section 4 of these instructions. The Subscription Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Section 3(a).

      (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Rights Certificate and have your signature guaranteed in Form 5 by an Eligible Institution. A Subscription Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Rights Certificate, the new holder should deliver the

Subscription Rights Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Right and the Over-Subscription Right) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Rights Certificate into Subscription Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Subscription Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

      Rights holders wishing to transfer a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Time for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidence by such new Subscription Rights Certificates to be exercised or sold by the recipients thereof. The Subscription Agent will facilitate transfers of Subscription Rights Certificates only until 5:00 p.m., New York City time, on                     , 2004, the third business day before the Expiration Time. Neither Critical Path nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Rights Certificates are not received in time for exercise or sale prior to the Expiration Time.

      (c) Commissions, Fees and Expenses. Critical Path will pay all fees and expenses of the Subscription Agent and the Information Agent and has also agreed to indemnify the Subscription Agent and the Information Agent from certain liabilities that they may incur in connection with the Rights Offering. All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by Critical Path, the Information Agent or the Subscription Agent. The Rights are transferable until the close of business on the last trading day preceding the Expiration Time, at which time they will cease to have any value, as further described under “The Rights Offering — Methods for Transferring Rights” in the Prospectus.

          4.     EXECUTION

      (a) Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

      (b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

          5.     METHOD OF DELIVERY TO SUBSCRIPTION AGENT

      The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription

Agent and the clearance of payment prior to 5:00 p.m., New York City time, on                               , 2004. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order or wire transfer of funds.

6.	DIVISION OF SUBSCRIPTION RIGHTS CERTIFICATE INTO SMALLER DENOMINATIONS

      To have a Subscription Rights Certificate divided into smaller denominations, send your Subscription Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may ask a bank or broker to effect such actions on your behalf. The Subscription Agent will facilitate subdivisions of Subscription rights Certificates only until 5:00 p.m., New York City time, on                     , 2004, three business days prior to the Expiration Time. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Rights Certificates are to be issued in a name other than that in which the old Subscription Rights Certificate was issued. Subscription Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Time. Neither Critical Path, the Information Agent nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY

FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY CRITICAL PATH, INC. CORPORATION

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated                     , 2004 (the “Prospectus”) of Critical Path, Inc., a California corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on                     , 2004, unless such time is extended, as may be determined by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus. Payment of the Subscription Price of $1.50 per share for each share of the Company’s Series E Convertible Preferred Stock, par value $0.001 (“Series E Preferred Stock”), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in “The Rights Offering — Method of Payment” in the Prospectus at or prior to Expiration Time even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering — Method of Subscription — Exercise of Rights” in the Prospectus.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY

If by Mail: Computershare Trust Company P.O. Box 1596 Denver, Colorado 80201-1596	If by Hand or Overnight Courier: Computershare Trust Company 350 Indiana Street, Suite 800 Golden, Colorado 80401

Facsimile Transmission:

(303) 262-0606

Telephone Number for Confirmation:

(303) 262-0600 Ext. 4732

          DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

          Questions may be answered by, and additional copies of relevant documents may be obtained by contacting Georgeson Shareholder Communications Inc., our Information Agent:

Georgeson Shareholder Communications Inc.

17 State Street, 10th floor
New York, NY 10004

Banks and Brokerage Firms please call: (212) 440-9000

Shareholders please call toll-free: (800) 843-1451

Ladies and Gentlemen:

      The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing                               Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on                               , 2004 (the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for                                share(s) of Series E Preferred Stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series E Preferred Stock that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to                               Excess Shares, subject to availability and pro ration.

      The undersigned understands that payment of the Subscription Price of $1.50 per share for each share of Series E Preferred Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                    , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith;

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐     Certified check

☐     Bank draft (cashier’s check)

☐	Money order

Name of maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank or other institution on which check is drawn or issuer of money order:

Signature(s)

Name(s)

        (PLEASE TYPE OR PRINT)

ADDRESS

Area Code and Tel. No.(s)

Subscription Rights Certificates No(s). (if available)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

      The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Critical Path, Inc., dated                     , 2004. Failure to do so could result in a financial loss to such institution.

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